Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Thursday, July 13, 2006	(713) 651-4300

KEY ENERGY PROVIDES RESTATEMENT UPDATE
AND ANNOUNCES JUNE RIG HOURS

HOUSTON, TX, July 13, 2006 — Key Energy Services, Inc. (Pink Sheets: KEGS) today provided a restatement update as well as announced its June 2006 rig and trucking hours.

RESTATEMENT UPDATE

At a meeting of the Company’s Audit Committee today, the Company received an update on the status of the audit process from the Company’s independent auditors. During the meeting, the independent auditors confirmed to the Audit Committee that they are in agreement with the Company’s accounting positions. The auditors are in the process of completing their audit work with respect to a few remaining areas, which include income taxes and one item related to depreciation. Additionally, they are performing, and will perform, required procedures necessary for them to finalize their audit opinion, including completion of work papers, final review of the financial statements in the Annual Report on Form 10-K and other steps they deem advisable. Based on the discussions at the meeting, the Company believes the audit is in its final stages, although the exact timing of the completion of the audit remains subject to the timing required by our auditors to deliver their opinion.

Commenting on the audit process, Dick Alario, Chairman and CEO, stated, “We are encouraged with the progress made since our update two weeks ago and, based on our Audit Committee meeting today, we remain confident that we are near the end of the audit. Also, I am pleased that we are able to deploy significant resources to our 2004 and subsequent financial statements.”

1301 McKinney Street, Suite 1800, Houston, TX 77010

Mr. Alario continued, “Market conditions remain strong. Activity levels for June, which are presented in the table below, were in line with our expectations. Our non-holiday weekly rig hours remain over 53,000 per week.”

OPERATING DATA

	For the month ending
	June 30, 2006	May 31, 2006	June 30, 2005
Working Days	22	22	22
Rig Hours	233,399	234,752	227,150
Trucking Hours	203,209	213,786	207,028

The Company calculates working days as total weekdays for the month less any company holidays that occur that month. For the month of July 2006, there are 19 working days.

Key Energy Services, Inc. is the world’s largest rig-based well service company. The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the  predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003, 2004 and 2005  financial statements; the impact of governmental investigations;  risks that the Company’s independent auditors might have audit adjustments which results in additional delay in the restatement process; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible over supply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets;  risks affecting activity levels for rig hours, including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; and risks and uncertainties attendant to litigation with former executive officers. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.